UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 22, 2021

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, “Company”, or “us”.

Item 8.01 Other Events

Background

On February 22, 2021, we filed a Form 8-K and a February 22, 2021 press release regarding a $2,150,000 purchase order.  This Form 8-K Amendment provides an update regarding the purchase order.

Update

We have recently modified our purchase agreement with our PPE supplier for the purchase of 375,000 boxes of Vglove Redbox Nitrile Gloves to be sold to our clients, as follows: (a) 20,000 boxes of Vglove Redbox Nitrile Powder free Medical Examination Gloves delivered by air and paid in full, and; (b) 148,000 boxes of Vglove Redbox Nitrile Gloves have been  delivered by sea and are currently in the clearing customs process and paid in full, and; (c) there is an additional 207,000 boxes of Vglove Redbox Nitrile Gloves that are currently being scheduled for delivery by the supplier by sea expected in September 2021.

To complete the transaction, we: (a) wired $225,000 to the supplier on March 28, 2021; (b) wired $372,000 to the supplier on May 28, 2021; and (c) wired $200,000 to the supplier on July 23, 2021. We currently have a balance due on the product of $680,000, the details of which we are negotiating with the supplier to complete the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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